Exhibit 99.1

For Immediate Release

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Media Contact:	Meghan Feeks
Argot Partners
212.600.1902
meghan@argotpartners.com

ENZON Names Ana I. Stancic Chief Financial Officer

PISCATAWAY, NJ – May 31, 2011 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Ana I. Stancic has been named Senior Vice President and Chief Financial Officer of the Company, effective June 8, 2011. Ms. Stancic has more than 20 years of extensive and diversified finance, accounting and operational experience in the health care industry. In her new position, Ms. Stancic will oversee Enzon’s financial planning, strategy and controls as well as its investor relations and information technology functions, reporting to Ralph del Campo, Chief Operating Officer and Principal Executive Officer of Enzon. Mark Ogden, who has served as Acting Vice President, Finance and Principal Financial Officer while the Company conducted a search for a Chief Financial Officer, will remain as a consultant to Enzon on accounting and financial matters during a transition period.

“Ana brings great depth of experience to Enzon and we are pleased to have her as a member of the management team,” stated Alex Denner, Chairman of the Board. “We look forward to her contributions as Chief Financial Officer, and thank Mark for his service to the Company.”

Most recently, Ms. Stancic served as senior vice president and chief financial officer of M2Gen, a wholly owned for-profit subsidiary of Moffitt Cancer Center. Prior to that, she served as chief financial officer of Aureon Laboratories, Inc., a private oncology diagnostic company. From 2007 to 2008, she was executive vice president and chief financial officer at Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson. From 2004 to 2007, Ms. Stancic was at ImClone Systems, Inc., which was acquired by Eli Lilly, Inc. At ImClone, she served in various financial roles, including senior vice president, finance. Prior to joining ImClone, she was vice president and controller at Savient Pharmaceuticals, Inc. She currently serves as a member of the Board of Directors of Champions Biotechnology, Inc., KV Pharmaceutical and Genta Incorporated.

Ms. Stancic began her career at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. from Columbia University Graduate School of Business.

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for cancer patients with high unmet medical needs. Enzon’s drug-development programs utilize two platforms - Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in clinical development and multiple novel LNA targets in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its Customized Linker Technology. Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include but are not limited to the timing, success and cost of clinical studies for Enzon’s product candidates, the ability to obtain regulatory approval of Enzon’s product candidates, Enzon’s ability to obtain the funding necessary to develop its product candidates, market acceptance of and demand for Enzon’s product candidates, and the impact of competitive products, pricing and technology. A more detailed discussion of these and other factors that could affect results is contained in Enzon’s filings with the U.S. Securities and Exchange Commission, including Enzon’s most recent Annual Report on Form 10-K for the year ended December 31, 2010. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.